Exhibit 4.21
Loan Agreement
This loan agreement (hereinafter referred to as this Agreement) is made and entered into by and between the following parties on May 27th 2010 in Beijing, China.
(1) WeiMoSanYi (Tianjin) Technology Co., Ltd. (hereinafter referred to as the Lender), a company incorporated and existing under the laws of the People’s Republic of China (hereinafter referred to as China) with its registered address at A3-158, Xishan Road No. 166, Tianjin Airport Logistics and Processing Zone.
(2) Shanyou Li (hereinafter referred to as the Borrower), a Chinese nationality with his ID number being 12010419720322681X.
The Lender and the Borrower are respectively referred to as One Party and collectively referred to as the Parties.
Whereas:
1. The Borrower holds Two percent (98%) of the equity interest (hereinafter referred to as the Borrower’s Equity Interest) of Ku6 (Beijing) Cultural Media Co., Ltd. (hereinafter referred to as the Borrower’s Company);
2. The Borrower’s Company is a limited liability company registered in Beijing, China, whose registered capital is RMB One million (1,000,000) yuan.
The Parties agree as follows through friendly consultation:
1.	The Loan
1.1.
In accordance with the provisions of this Contract, the Lender agrees to make to the Borrower a interest-free loan in an aggregate amount of RMB Nine Hundred and Eighty Thousand (980,000) yuan (hereinafter referred to as the Loan). The term of the loan is Ten (10) years as of execution date hereof, which can be extended by a written consent of the Parties. During the term or the extended term of the Loan, once the following conditions occur, the Borrower shall repay the Loan in advance immediately:

1.1.1.	The term of Thirty (30) days after the Borrower receives the Lender’s written notice for repaying the Load expires;
1.1.2.	The Borrower is dead, of civil disability or limited civil capability;
1.1.3.	The Borrower has no longer worked for the Lender, the Borrower’s Company or its relevant company due to any reasons;
1.1.4.	The Borrower commits crimes or is involved with crime activities;

1.1.5.	The Borrower is claimed compensation by any third party for more than RMB Five Hundred Thousand (500,000) yuan; or
1.1.6.
In accordance with the applicable laws of China, foreign investors is permitted to control stake of or invest into as a sole investor the value-added telecommunications service and/or other services of the Borrower’s Company, and the relevant Chinese competent departments start to accept and approve this kind of investment and the Lender decides to exercise its exclusive option as provided by the Exclusive Option Contract (hereinafter referred to as Exclusive Option Agreement) in accordance with this Contract.

1.2.
On the condition that the prerequisites provided in Article 2 hereof are all satisfied, the Lender agrees to remit the whole Loan to the account appointed by the Borrower within Twenty (20) days from the date of receiving the Borrower’s written notice saying in need to use the Loan. The Borrower shall issue confirmation as of receiving the Loan to the Lender on the same day. The Loan herein only applies to the Borrower in person and does not apply to his successor or assignee.

1.3.
The Borrower agrees to accept the above Loan provided by the Lender and hereby agrees and covenants that the Loan will be used to fund the Borrower’s Company so as to develop its services. Unless the Lender’s written consent in advance otherwise provided, the Borrower shall not use the above Loan for any other purposes.

1.4.
The Lender and the Borrower hereby agree and confirm that the Borrower’s repayment method is only subject to the Lender’s discretion and may be as follows: in accordance with the Exclusive Option Contract, the Lender may purchase the Borrower’s equity interest; the Borrower may deliver its whole equity interest to the Lender or the person (natural or legal person) appointed by the Lender.

1.5.
The Lender and the Borrower hereby agree and confirm that any profits obtained by the Borrower through transferring the Borrower’s equity interest (in permitted extent) shall be all used to repay the Loan in accordance with this Contract and in the payment method appointed by the Lender.

1.6.
The Lender and the Borrower hereby agree and confirm that, subject to applicable laws, the Lender is entitled to but not obligated to purchase or appoint others (natural or legal person) to purchase part or the entire Borrower’s Equity Interest with the price as provided in the Exclusive Option Contract at any time.

2. The Prerequisite of the Loan
Where the following conditions are all satisfied or is waived by the Lender in writing, the Lender is obligated to provide the Loan to the Borrower in accordance with Article 1.1.
2.1.	The Lender receives the deposit notice signed by the Borrower officially on time in accordance with Article 1.2.

2.2.	The Borrower’s Company and the Lender or the person (natural or legal person) appointed by the Lender agree to execute an Exclusive Business Cooperation Agreement on May 27th, 2010.
2.3.	The Borrower, the Borrower’s Company and the Lender execute the Pledge Contract of Equity Interest on May 27th, 2010.
2.4.	The Borrower, the Lender and the Borrower’s Company execute the Contract of Exclusive Purchasing Right on May 27th, 2010.
2.5.
The above Equity Pledge Agreement, Exclusive Option Contract and Exclusive Business Cooperation Agreement have the complete legal effects and prevent from the event of beaching the contract or impediment once they are executed.

2.6.	The Borrower’s representation and warranty under Article 3.2 are real, complete, correct and without misleading.
2.7.	The Borrower does not break any promises under Article 4 herein and the event that may prevent the Borrower performing the obligation hereunder does not occur or predict to occur.
3.	The Representation and the Warranty
3.1.	From the date of the Loan to the termination of this Contract, the Lender makes the following representation and the warranty to the Borrower:
3.1.1.	The Lender is a company legally incorporated and existing under the laws of the People’s Republic of China;
3.1.2.
The Lender has the right to execute and perform this Contract. The execution and performance of this Contract is in accordance with the Lender’s scope of business, articles of association of the Lender’s company or other institutional documents. The Lender has got the necessary and proper authority and approval in respect of the execution and performance;

3.1.3.	This Contact constitutes the legal and effective obligation to the Lender once being executed, which can be enforced in accordance with the law.
3.2.	From the date of the Loan to the termination of this Contract, the Borrower makes the following representation and warranties:
3.2.1.	The Lender is entitled to execute and perform this Contract and has obtained the necessary and proper authority and approval in respect of the execution and performance of this Contract;
3.2.2.	This Contact constitutes the legal and effective obligation to the Borrower once being executed, which can be enforced in accordance with the law;
3.2.3.
Neither any disputes, litigations, arbitrations, administrative procedures or any other legal procedures relevant to the Borrower exist, nor do any potential disputes, litigations, arbitrations, administrative procedures or any other legal procedures are concerning with the Borrower.

4.	The Borrower’s Promise
4.1.	During the effective term of this Contract, as the shareholder of the Borrower’s Company, the Borrower shall irrevocably promise to cause the Borrower’s Company to:
4.1.1.
Abide by all the provisions of the Contract of Exclusive Purchasing Right and the Cooperation Agreement of Exclusive Service strictly and not to take any action or nonfeasance which can affect the above two contracts’ effect and enforceability;

4.1.2.
Responding to the Lender’s (or the party appointed by the Lender) request, execute the contract/agreement of service cooperation with the Lender (or the party appointed by the Lender) at any time and make sure the strict performance of this contract/performance;

4.1.3.	Responding to the Lender’s request, provide the Lender the Borrower’s all information of management and financial conditions;
4.1.4.	Inform the Lender of the upcoming or possible litigations, arbitrations or administrative procedures relevant to the Borrower’s asset, services and incomes;
4.1.5.	Responding to the Lender’s request, appoint any person named by the Lender to be the director of the Borrower’s Company;
4.2.	During the effective term of this Contract, the Borrower shall:
4.2.1.	Make its great effort to make the Borrower’s Company continue to engaging in the current value-added telecommunication services;
4.2.2.
Abide by all the provisions of this Contract, the Power of Proxy, the Equity Pledge Agreement and the Exclusive Option Agreement strictly, perform all the obligations under the above contracts and Power of Proxy, and not to take any action or nonfeasance which can affect the above contracts and Power of Proxy’ effect and enforceability;

4.2.3.
Unless the Equity Pledge Agreement otherwise provided, not to sell, deliver, mortgage or dispose the Borrower’s legal or beneficial equity interest in any other manners, or permit any other security interest on it.

4.2.4.
Unless the Lender’s consent in advance otherwise provided, cause the board of shareholders and/or board of directors of the Borrower’s Company not to approve to sell, deliver, mortgage or dispose the Borrower’ legal or beneficial equity interest in any other manners, or set any other security interest on it, unless the disposition is made for benefit of the Lender or the person designated by the Lender;

4.2.5.
Unless the Lender’s consent in advance otherwise provided, cause the board of shareholders and/or board of directors of the Borrower’s Company not to approve to merge or combine with any person, or acquire any person or invest into any person;

4.2.6.	Inform the Lender of the upcoming or possible litigations, arbitrations or administrative procedures;

4.2.7.
To maintain the ownership of the Borrower’s Equity Interest, execute all the necessary or proper documents, take all the necessary or proper actions, and provide all the necessary or proper claims or defense all the claim of compensation necessarily and properly;

4.2.8.	Without the Lender’s written consent in advance, the Borrower shall not take any action or nonfeasance which may affect the Borrower’s Company’s assets, services and responsibilities;
4.2.9.	Responding to the Lender’s request, appoint any person name by the Lender to the director of the Borrower’s Company;
4.2.10.
Subject to the law of China, when and if the Lender requests at any time, deliver the Borrower’s equity interest to the Lender or the representatives appointed by the Lender at any time without any conditions, and cause the other shareholders of the Borrower’s Company to waive the preferential right of purchase in the delivery of the equity interest herein;

4.2.11.
Under the condition that the law of China permits, where the Lender requests at any time, shall cause the other shareholders of the Borrower’s Company to deliver their whole equity interest to the Lender or the representatives appointed by the Lender at any time without any conditions, and the Borrower waive the preferential right of purchase in the delivery of the equity interest herein;

4.2.12.	Where the Lender purchase the Borrower’s equity interest in accordance with the Exclusive Option Agreement, the Borrower shall use all the gains to repay the Loan preferentially; and
4.2.13.
Without the Lender’s written consent in advance, not supply, modify or amend the articles of association in any forms, increase or reduce the registered capital or change the structure of capital stock in any forms.

5.	Liability for Breach of Contract
5.1.
In case any Party breaches this Contract and fail to perform the partial or the whole contract, shall take the liability for breach of contract and compensate for the loss of the other party (including the resulting lawsuit fee and lawyer fee). If the Parties both breach the contract, each shall take its respective liabilities in accordance with the actual situation.

5.2.
Where the Borrower fails to perform the repayment obligation in the provided term herein, the Borrower shall pay for the overdue interest equal to 0.01% of the unpaid loan multiplying days actually lapsed, till the Borrower repays the entire loan, overdue interest and other fees.

6.	Notice
6.1.
All the notices and other communication requested or sent hereunder shall be delivered by specially-assigned person, registered posted, postage paid, commercial expressed or faxed to the following address. Every notice shall also be sent by E-mail. The date of effective delivery of this notice is confirmed in the following methods:

6.1.1.	If the notice is delivered by specially-assigned person, registered posted, postage paid or expressed, the date of sending is the date of effective delivery.
6.1.2.	If the notice is delivered by fax, the date of sending successfully is the date of effective delivery (it shall be proved by the automatic sending written confirmation).
6.2.	For the purpose of noticing, the addresses of the Parties are as follows:
Lender: Weimosanyi (Tianjing) Technology Limited Company
Address: A3-158, Xishan Road No. 166, Tianjin Airport Logistics and Processing Zone
Recipient: Shanyou Li
Phone: 010-57586666
Borrower: Shanyou Li
Address: Room 409, Building 19, Huaqing Jiayuan Compound, Haidian District, Beijing
Phone: 010-57586666
6.3.	Any party may notice the other party of changing the address receiving the notice in accordance with this provision.
7. Liability of Confidentiality
Parties hereof agree and confirm that any oral or written information relevant to this Contract, the content of this contract and exchanging for the purpose of preparing and performing this contract shall be deemed to be Confidential Information. The parties shall keep confidentiality to all this information and shall not disclosed to any third party without the other party’s written consent, except for the following information: (a)any information known or will be known by the public (excluding the Confidential Information disclosed to the public by the receiving party without authorization);(b) any information disclosed in accordance with laws and regulations, the rules and regulations of stock exchange, or orders of governmental departments or the court; or (c) any information necessarily disclosed by one party in respect of the transaction herein to the shareholders, investors, legal or financial consultant, who shall also perform the liability of confidentiality similar hereto. Where any employee or employed institution of any party discloses the Confidential Information, the party shall take the liability of confidentiality. This article is valid no matter this contract is terminated for any reason.
8. Legal Application and Dispute Resolution
8.1.	The execution, effect, interpretation, performance, amendment, termination and dispute resolutions shall be subject to the Laws of the Peoples Republic of China.

8.2.
All disputes arising from, out of or in connection with interpretation and performing this Contract, shall be settled through friendly consultation between the Parties. In case no consensus can be reached through consultation within thirty (30) days after a Party notifies the other Parties in writing of the consultation, each Party may refer the dispute to be resolved by arbitration at the China International Economic and Trade Arbitration Commission pursuant to its arbitration rules then in force. The arbitration place is Beijing and the language is Chinese. The arbitral award shall be final and binding on the Parties.

8.3.
When any dispute arising from the interpretation and performing this Contract or any dispute is under arbitration, the Parties shall continue to perform their other rights and obligations hereunder except for the disputed matters.

9.	Miscellaneous
9.1.	This Contract shall come into effect from the date of the execution by the Parties and expire till the date of completing their respective obligation.
9.2.	This contract is written in Chinese and in two (2) originals, one (1) for the Lender and one (1) for the Borrower, which have the same effectiveness.
9.3.
The Parties of this Contract may be amended and supplied through written agreement. The amendment agreement and/or supplementary agreement are indivisible parts of this Contract and have the same legal effectiveness hereto.

9.4.
If one or more provisions of this Contract are held to be invalid, illegal or unenforceable, then the remaining provisions of this contract shall not affected or damaged in the validity, legality or enforceability. The Parties shall use sincere consultation to replace the invalid, illegal or unenforceable provisions by a valid and enforceable substitute provision within the maximum limitation expected by the Parties or permitted by the law, the effect of which is as close as possible to the intended effect of the invalid, illegal or unenforceable provision.

9.5.	The attachment hereof (if any) is the indivisible parts of this Contract and has the same legal effectiveness hereto.
In Witness Whereof, this Contract is executed by the authorized representatives of the Parties and comes into force immediately on the date showed in the beginning.
Lender: Weimosanyi (Tianjing) Technology Limited Company
Signature:
Name: Shanyou Li
Duty: Legal Representative
Borrower: Shanyou Li
Signature: